SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2006

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois
60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              Entry into a Material Definitive Agreement.

On April 4, 2006, Vita Food Products, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Stephen D. Rubin.  Pursuant to the Agreement, Mr. Rubin will serve as a member of the Office of Chief Executive of the Company, which will have sole authority with respect to all major decisions relating to the Company and its operations.  In addition, Mr. Rubin will continue to serve as the Company’s President, until December 31, 2006, and as its Chairman, positions he has held since 1982.

The Agreement provides that Mr. Rubin will be paid an annual base salary of $250,000.  Mr. Rubin will also be entitled to a car payment allowance in the amount of approximately $17,000 per year payable monthly and health, medical, disability and term life insurance, as well as five weeks of paid vacation each year.

The Agreement terminates on May 31, 2009, subject to earlier termination by the Company for Cause (as defined in the Agreement) or for any other reason, and by Mr. Rubin for the Company’s breach of the Agreement and failure to cure such breach within 10 days or for any other reason.  In addition, the Agreement will terminate upon Mr. Rubin’s death or Total Disability (as defined in the Agreement).   In the event of termination based on death or Total Disability, Mr. Rubin will be entitled to salary and bonus earned through the effective date of termination.  If Mr. Rubin is terminated for Cause by the Company, or terminates the Agreement for any reason other than the Company’s breach, the Company will have no obligation to pay him any amount beyond the date of such termination except as required by law.  Finally, in the event of a termination by the Company without Cause, the Company will pay to Mr. Rubin his base salary, insurance and other benefits and perquisites provided for under the Agreement for the remainder of the term of the Agreement.

The Agreement also includes a confidentiality provision as well as non-competition and non-solicitation provisions that cover the term of the Agreement and a period of one year thereafter.

ITEM 9.01              Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

Not applicable.

(b)         Pro forma financial information.

Not applicable.

(d)         Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date:	April 7, 2006	By:	/s/ Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date:	April 7, 2006	By:	/s/ Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and Chief
Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

10.1	Employment Agreement between Vita Food Products, Inc. and Stephen D. Rubin, dated April 4, 2006.